EXHIBIT 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 dated as of February 5, 2019 (this “AMENDMENT”), to the Employment Agreement, dated as of May 18, 2012 and previously amended by Amendment No. 1 to Employment Agreement dated as of July 1, 2014 (as amended, the “EMPLOYMENT AGREEMENT”), by and between Motorcar Parts of America, Inc. (“COMPANY”) and Selwyn Joffe, an individual residing at (“EXECUTIVE”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the EMPLOYMENT AGREEMENT.

RECITALS

WHEREAS, the parties wish to amend the EMPLOYMENT AGREEMENT to change the EMPLOYMENT TERM, add LONG-TERM INCENTIVE COMPENSATION, and make certain other changes as set forth herein;

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Paragraph 2 of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

“TERM.  EXECUTIVE’S term of employment under this AGREEMENT shall commence on February 5, 2019 and shall continue for a period through and including July 1, 2023 (the ‘EMPLOYMENT TERM’), unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.”

2.          Paragraph 5(g) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

LONG TERM INCENTIVE COMPENSATION.  Commencing with the fiscal year ending March 31, 2019 and continuing through the fiscal year ending March 31, 2023, the COMPANY shall annually grant Restricted Stock to the EXECUTIVE pursuant to the 2010 PLAN (each grant an “ANNUAL RS AWARD”) on the terms and conditions set forth in this Paragraph 5(g).  The grant date for the PERFORMANCE CYCLE (as defined below) ending on March 31, 2019 shall be on or as soon as practicable after the adoption of the second AMENDMENT to this EMPLOYMENT AGREEMENT.  The grant date for each subsequent ANNUAL RS AWARD (the “GRANT DATE”) shall be on or after the first day of the fourth fiscal quarter of the fiscal year of the Company immediately preceding the PERFORMANCE CYCLE (as defined below) with respect to which such grant is made but not later than the last day of the fiscal year of the COMPANY immediately preceding the PERFORMANCE CYCLE with respect to which such grant is made.  The number of shares of Restricted Stock granted pursuant to each ANNUAL RS AWARD shall be not less than 75,000 shares.  The purchase price for the Restricted Stock granted pursuant to each ANNUAL RS AWARD shall be zero.  Each ANNUAL RS AWARD shall vest based on the achievement of threshold, target and maximum levels of performance based upon such performance measure or measures as EXECUTIVE and the Administrator shall mutually agree.  “PERFORMANCE CYCLE” shall mean, with respect to each ANNUAL RS AWARD, the COMPANY’S next fiscal year commencing after the applicable GRANT DATE.  The first PERFORMANCE CYCLE shall be the fiscal year of the COMPANY ending on March 31, 2019.  The “PERFORMANCE DETERMINATION DATE”, with respect to any PERFORMANCE CYCLE, shall be the date on which the Administrator and EXECUTIVE mutually determine that the applicable performance measure(s) have been achieved; provided, that, such date shall be not later than forty-five (45) days after the filing of the COMPANY’S Annual Report on Form 10-K for the applicable PERFORMANCE CYCLE with the U.S. Securities and Exchange Commission (the “FILING DATE”).  If the threshold performance level is achieved for a PERFORMANCE CYCLE, then one third of the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the target performance level is achieved for a PERFORMANCE CYCLE, then two thirds of the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the maximum performance level is achieved for a PERFORMANCE CYCLE, then all shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the threshold level of performance for a PERFORMANCE CYCLE is not achieved, the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall be forfeited to the COMPANY, effective as of the applicable PERFORMANCE DETERMINATION DATE.  If the performance level achieved for a PERFORMANCE CYCLE is (i) greater than the applicable threshold performance level but less than the applicable target performance level or (ii) greater than the applicable target performance level but less than the applicable maximum performance level, then the number of shares that become vested shall be interpolated between the applicable threshold and target number of shares or the applicable target and maximum number of shares, as the case may be.  As an example (for illustration purposes only), if for a PERFORMANCE CYCLE the threshold level of performance is ADJUSTED EBITDA (as defined below) of $100, the target level of performance is ADJUSTED EBITDA of $150 and the maximum level of performance is ADJUSTED EBITDA of $200, then if the COMPANY is determined to have ADJUSTED EBITDA of $175 for such PERFORMANCE CYCLE, and if the number of shares granted was 75,000, then the number of shares that would vest would be 62,500 shares. Vested shares shall be distributed to EXECUTIVE as soon as practicable after the applicable PERFORMANCE DETERMINATION DATE, but in no event later than thirty (30) days after the applicable PERFORMANCE DETERMINATION DATE.  Except as otherwise provided in this Agreement, upon EXECUTIVE’s termination of employment, EXECUTIVE shall forfeit any unvested shares granted pursuant to this Paragraph 5(g).  “ADJUSTED EBITDA” shall mean, with respect to a PERFORMANCE CYCLE, Adjusted EBITDA as reported in the COMPANY’s earnings release for such PERFORMANCE CYCLE.

3.          The EMPLOYMENT AGREEMENT is further amended by adding Paragraph 5(h) to read as follows:

CLAWBACK PROVISIONS.  Each Award granted pursuant to Paragraphs 5(b), (d), (f), and (g), to the extent such Award constitutes “incentive-based compensation” within the meaning of Section 10D of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), shall be subject to clawback by the COMPANY to the extent required by Section 10D(b)(2) of the EXCHANGE ACT, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.  Further, the COMPANY’s clawback rights shall be limited in accordance with California law to the extent California law applies.

4.          Paragraph 8(a) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

The EMPLOYMENT TERM shall terminate on the date of EXECUTIVE’s death, in which event EXECUTIVE’s accrued SALARY and BONUS, if any, reimbursable expenses and benefits, including accrued but unused vacation time and vested but undistributed shares of Restricted Stock granted pursuant to Paragraph 5(g), owing to EXECUTIVE through the date of EXECUTIVE’s death, shall be paid to EXECUTIVE’s estate, and EXECUTIVE’s estate shall assume EXECUTIVE’s rights under the 2010 Plan and the related rights under this AGREEMENT.  EXECUTIVE’s estate will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8(a).

5.          Paragraph 8(b) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

If, during the EMPLOYMENT TERM, in the opinion of a duly licensed physician selected by COMPANY and reasonably acceptable to EXECUTIVE, EXECUTIVE, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this AGREEMENT for a period of 180 consecutive days, the COMPANY may, upon at least ten days’ prior written notice given at any time after the expiration of such 180-day period to EXECUTIVE of its intention to do so, terminate this AGREEMENT as of such date as may be set forth in the notice.  In case of such termination, EXECUTIVE shall be entitled to receive his accrued SALARY and BONUS, if any, reimbursable expenses and benefits and vested but undistributed shares of Restricted Stock granted pursuant to Paragraph 5(g), owing to EXECUTIVE through the date of termination.  In addition, EXECUTIVE shall be entitled to receive the benefits payable pursuant to the POLICY described in Paragraph 8(c) below.  EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8(b).

6.          Paragraph 9(d) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

If EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause, then the COMPANY shall pay EXECUTIVE’s SALARY (at the annual rate in effect immediately prior to the Termination Date (as defined below)), EXECUTIVE’s average bonus earned for the two years immediately prior to the year in which this AGREEMENT is so terminated or, if such termination occurs within the first three months of the COMPANY’s fiscal year, for the second and third years preceding the year in which such termination occurs (in either case, payable by no later than January 31 of each year), and all benefits identified in Paragraph 7 and 8(c) (including without limitation EXECUTIVE’s automobile allowance) through the later of that date which is two years after the Termination Date or July 1, 2023.  The COMPANY shall also pay EXECUTIVE any reimbursable expenses and vested but undistributed shares of the COMPANY’s common stock owed to EXECUTIVE through the Termination Date.  In addition, if (i) EXECUTIVE shall terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) for Good Reason or (ii) the COMPANY shall terminate EXECUTIVE without Cause:  (A) EXECUTIVE shall immediately vest in the applicable target number of shares of Restricted Stock granted pursuant to Paragraph 5(g) for the PERFORMANCE CYCLE in which such Termination occurs; and (B) EXECUTIVE shall immediately vest in 50,000 shares of Restricted Stock for each PERFORMANCE CYCLE commencing during the remainder of the EMPLOYMENT TERM.  As an example (for illustration purposes only), if the applicable Termination Date is December 31, 2021, and if the number of shares granted was 75,000 for the then-current PERFORMANCE CYCLE, then EXECUTIVE would immediately vest in 50,000 shares of Restricted Stock for the PERFORMANCE CYCLES ending on March 31, 2022 and March 31, 2023, for a total of 100,000 shares.  For the purpose of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY.  EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.

7.          Paragraph 9(f) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

If a Change in Control of the COMPANY occurs, then, effective as of immediately prior to such Change in Control, EXECUTIVE shall vest in the target number of shares of Restricted Stock granted pursuant to Paragraph 5(g) with respect to the PERFORMANCE CYCLE during which such Change in Control of the COMPANY occurred.  If a Change in Control of the COMPANY shall occur and EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause with effect on or prior to the two-year anniversary of the Change in Control, then EXECUTIVE shall be entitled to receive either (i) the severance benefit (the “SEVERANCE BENEFIT”) described in this Paragraph 9(f) or (ii) the benefits provided under Paragraph 9(d), whichever is more favorable to EXECUTIVE.  The SEVERANCE BENEFIT shall be equal to the sum of (i) two times EXECUTIVE’s SALARY (at the annual rate in effect immediately prior to the date of the Change in Control) plus (ii) two times EXECUTIVE’s average bonus earned for the two years immediately prior to the year in which the Change in Control occurs (payable by no later than January 31 of each year).  The COMPANY shall also pay EXECUTIVE any reimbursable expenses and vested but undistributed shares of Restricted Stock granted pursuant to Paragraph 5(g) owed to EXECUTIVE through the Termination Date.  The SEVERANCE BENEFIT shall be paid to EXECUTIVE in a lump sum as soon as practicable, but no later than 30 days, following the Termination Date.  EXECUTIVE shall not be required to mitigate the amount of any payment provided for in any of the provisions of this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE  to the COMPANY, or otherwise.

8.          Except as amended by this AMENDMENT, the EMPLOYMENT AGREEMENT shall remain in full force and effect.

9.          This AMENDMENT may be executed by facsimile signature or PDF, in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT as of date first above written.

THE COMPANY:

MOTORCAR PARTS OF AMERICA, INC.

By:
Name:
Title:

EXECUTIVE:

SELWYN JOFFE